UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 19, 2003

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure

El Paso Electric Company (the “Company”) issued a news release stating that it has received a letter from a shareholder requesting that the Company initiate a derivative action against its Board of Directors. A copy of the news release as issued by the Company is attached as an Exhibit.

INDEX TO EXHIBITS

Exhibit Number	Title
99.01—	News Release dated as of February 18, 2003, issued by El Paso Electric Company, disclosing request by a shareholder to initiate a derivative action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO ELECTRIC COMPANY

By:	/s/ Terry Bassham
Terry Bassham Executive Vice President, Chief Financial and Administrative Officer (Duly Authorized Officer and Principal Financial Officer)

Dated:    February 19, 2003